Exhibit 99.1
FOR IMMEDIATE RELEASE
PREMIER EXHIBITIONS, INC. TO
COMMENCE TRADING ON THE NASDAQ CAPITAL MARKET,
MONDAY, JUNE 19, 2006, UNDER THE SYMBOL “PRXI”.
ATLANTA, GA (June 16, 2006) Premier Exhibitions, Inc. today announced that its common stock will begin trading on The NASDAQ Capital Market effective Monday, June 19, 2006. The new trading symbol for the Company’s common stock will be “PRXI”. Previously, the Company’s common stock was traded on the Over-the-Counter Bulletin Board under the symbol “PXHB”.
“This is a significant and exciting accomplishment for Premier Exhibitions, Inc.,” stated President and CEO, Arnie Geller. “The move to the NASDAQ Capital Market is an important milestone for the Company and its stockholders.”
Premier Exhibitions, Inc. tours thirteen Blockbuster Exhibitions in multiple markets annually, featuring: Titanic: The Artifact Exhibition, Titanic Science, BODIES. . .The Exhibition and Bodies Revealed. Collectively, over nineteen million people have attended the Company’s exhibitions.
Since 1994, the Company’s wholly-owned subsidiary, RMS Titanic, Inc., has maintained its appointment as Salvor-in-Possession of the wreck of the Titanic as ordered by a U.S. Federal District Court. RMS Titanic, Inc. has conducted seven research and recovery expeditions to the wreck site of the Titanic, recovering more than 5,500 historic artifacts.
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Certain of the statements contained in this press release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. Important risk factors relating to the Company and its operations are described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the year ended February 28, 2006, especially in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections, and its Quarterly Reports on Form 10Q and its Current Reports on Form 8K (all of which are available upon request from the Company). The Company disclaims any obligation to update its forward-looking statements.
For additional Information
Investor Relations:
North Coast Advisors Inc.
Craig T. Stewart
585-218-7371
cstewart@ncainc.com
Media Inquiries:
Premier Exhibitions, Inc.
Katherine Morgenstern
404.842.2675
kmorgenstern@prxi.com